SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2008

Palomar Medical Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdic- tion of incorporation)	0-22340 (Commission File Number)	04-3128178 (IRS Employer Identification Number)

82 Cambridge Street, Burlington, Massachusetts 01803
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (781) 993-2300

(Former Name or Former Address, if Changed Since Last Report)

Item 5.02(e) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

      On February 5, 2008, the Board of Directors of Palomar Medical Technologies, Inc. (the “Company”) adopted a 2008 Incentive Compensation Program – Executive Level (the “Program”) for fiscal year 2008. Under the Program, if the Company meets a certain base level profit milestone, these officers would receive a cash bonus of up to 80% of such officer’s annual base salary for meeting both corporate and individual objectives. In addition, these officers would receive an additional cash bonus of up to 4% of such officer’s annual base salary for each certain additional level above the base level milestone up to a maximum of 200% of each officer’s annual base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PALOMAR MEDICAL TECHNOLOGIES, INC.

By: /s/ Joseph P. Caruso —————————————— Chief Executive Officer and President
Date: February 11, 2008